                                                                     Exhibit 5.1
                [LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL LLP]

                                              August 6, 2004

Robotic Vision Systems, Inc.
486 Amherst Street
Nashua, New Hampshire 03061

        Re:    Registration Statement on Form S-1

Ladies and Gentlemen:

         We have acted as counsel to Robotic Vision Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's registration statement on Form S-1 (the "Registration Statement") being filed contemporaneously herewith by the Company with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement covers the registration under the Securities Act of

         (i) 293,901 shares (the "Company Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"), being offered for the account of the Company;

         (ii) up to 132,256 shares of Common Stock (the "Company Warrant Shares") being offered for the account of the Company upon exercise of warrants that are issuable by the Company (the "Company Warrants");

         (iii) 3,696,331 shares (the "Stockholders' Shares") of Common Stock being offered for the account of several of the persons identified in the Registration Statement as Selling Stockholders;

         (iv) 352,681 shares (the "Stockholders' Anti-Dilution Shares") of Common Stock being offered for the account of several of the persons identified in the Registration Statement as Selling Stockholders; and

         (v) up to 1,968,578 shares (the "Stockholders' Warrant Shares") of Common Stock being offered for the account of several of the persons identified in the Registration Statement as Selling Stockholders.

The Stockholders' Shares are currently issued and outstanding, the Stockholders' Anti-Dilution Shares are issuable pursuant to certain anti-dilution rights held by several of the Selling Stockholders and the Stockholders' Warrant Shares are issuable upon future exercises of certain common stock purchase warrants heretofore issued by the Company (the "Stockholders' Warrants").

         In connection with rendering this opinion, we have examined and are familiar with the corporate records of the Company, including its organizational documents, as amended to date, and minutes of meetings, or written consents executed in lieu thereof, of its Board of Directors and stockholders. We have also examined such certificates of public officials, certificates of officers of the Company and other records and documents as we have deemed relevant and necessary for the purposes of the opinions herein expressed.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies.

         Based upon the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that:

         (1) The Company Shares have been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued and fully paid and non-assessable.

         (2) The Company Warrant Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Company Warrants and as described in the Registration Statement, will be duly and validly issued and fully paid and non-assessable.

         (3) The Stockholders' Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

         (4) The Stockholders' Anti-Dilution Shares have been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued and fully paid and non-assessable.

         (5) The Stockholders' Warrant Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the respective Stockholders' Warrants and as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

         The foregoing opinion is limited to the laws of the United States of America and Delaware corporate law (which includes the Delaware General Corporation Law and applicable provisions of the Delaware constitution, as well as reported judicial decisions interpreting same) and does not purport to express any opinion on the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading "Legal Matters" in the prospectus comprising a part of the Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

                                              Very truly yours,

                                              SONNENSCHEIN NATH & ROSENTHAL LLP

                                              By: /s/ Ira Roxland
                                                 ------------------------------
                                                     A Member of the Firm

                                      -2-